Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

On November 16, 2020 (the “Closing Date”), Eos Energy Enterprises, Inc. (formerly known as B. Riley Principal Merger Corp. II), a Delaware corporation (the “Company”), consummated its acquisition of Eos Energy Storage, LLC., a Delaware corporation (“Eos”), pursuant to the Agreement and Plan of Merger, dated as of September 7, 2020 (the “Merger Agreement”). The transactions contemplated by the Merger Agreement are referred to herein as the “Business Combination.”

In connection with the closing of the Business Combination (the “Closing”), the Company changed its name from “B. Riley Principal Merger Corp II” to “Eos Energy Enterprises, Inc.”, (“EOSE”).

On November 12, 2020, the Business Combination was approved by the stockholders of the Company at a special meeting (the “Special Meeting”). The Business Combination was completed on November 16, 2020. In connection with the Business Combination, 6,442,195 shares of the Company’s common stock were redeemed at a per share price of approximately $10.10. Upon the Closing, the Company had 49,813,547 shares of common stock outstanding, 32,421,362 of which were held by non-affiliates of the Company.

For purposes of the unaudited pro forma condensed combined financial information, the aggregate consideration for the Business Combination was $300 million or 30 million shares.

Immediately prior to the Closing, pursuant to subscription agreements (the “Subscription Agreements”) with certain institutional and accredited investors (“PIPE investors”), the Company issued an aggregate of 4 million shares of common stock for $10.00 per share, for an aggregate purchase price of $40 million.

Introduction

The following unaudited pro forma condensed combined financial statements present the combination of the financial information of the Company and Eos, adjusted to give effect to the Business Combination and the equity financing provided by the Equity Commitment Letter and Subscription Agreements with PIPE investors. The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X.

The following unaudited pro forma condensed combined balance sheet as of September 30, 2020 assumes that the Business Combination and equity financing had been completed on September 30, 2020. The following unaudited pro forma condensed combined statement of operations for the nine-months ended September 30, 2020 and for the fiscal year ended December 31, 2019 gives pro forma effect to the Business Combination and equity financing as if they had been completed on January 1, 2019.

The unaudited pro forma condensed combined financial statements have been presented for illustrative purposes only and do not necessarily reflect what the Company’s financial condition or results of operations would have been had the Business Combination occurred on the dates indicated. Further, the unaudited pro forma condensed combined financial information also may not be useful in predicting the future financial condition and results of operations of the Company. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors. The unaudited pro forma adjustments represent management’s estimates based on information available as of the date of these unaudited pro forma condensed combined financial statements and are subject to change as additional information becomes available and analyses are performed.

This information has been developed from and should be read together with Eos’s audited and unaudited financial statements and related notes incorporated by reference, the sections of the Company’s first amendment to registration statement filed with the U.S. Securities and Exchange Commission on November 13, 2020 titled “Eos’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” incorporated by reference and other financial information incorporated by reference. The financial information as of and for the nine months ended September 30, 2020, and for the year ended December 31, 2019 was derived from the unaudited and audited financial statements and related notes included in the Company’s amended registration statement filed with the U.S. Securities and Exchange Commission on November 13, 2020. The information related to the Company should be read together with the section of the Company’s amended registration statement filed with the U.S. Securities and Exchange Commission on November 13, 2020 titled “BMRG’s Management’s Discussion and Analysis of Financial Condition and Results of Operations”.

The Business Combination is accounted for under the scope of the Financial Accounting Standards Board’s Accounting Standards Codification (“ASC”) Topic 805, business combinations (“ASC 805”), as a reverse recapitalization, with no goodwill or other intangible assets recorded, in accordance with GAAP. Eos has been determined to be the accounting acquirer based on the evaluation of the following facts and circumstances:

●	Eos’s senior management will comprise the senior management of the combined company,

●	Eos will have greater influence in putting forth the relative majority of the members of the initial Board of Directors,

●	Eos’s operations will comprise the ongoing operations of the combined company; and

●	The relative size of BMRG is larger based on assets

ASC 805 provides that in identifying the acquiring entity in a transaction effected through an exchange of equity interests, all pertinent facts and circumstances must be considered, including: the relative voting rights of the stockholders of the constituent companies in the combined company; the existence of a large minority voting interest in the combined entity (if no other owner or organized group of owners has a significant voting interest); the composition of the board of directors and senior management of the combined company; the relative size of each company; and the terms of the exchange of equity securities in the transaction, including payments of any premium. The preponderance of the evidence discussed above supports the conclusion that Eos is the accounting acquirer in the Business Combination. Under this method of accounting, the Company will be treated as the “acquired” company for financial reporting purposes. Accordingly, for accounting purposes, the Business Combination will be treated as the equivalent of Eos issuing stock for the net assets of the Company, accompanied by a recapitalization. The net assets of the Company will be stated at historical cost, with no goodwill or other intangible assets recorded.

Description of the Business Combination

At Closing Eos’s security holders received aggregate consideration with a value equal to $300 million.

In the Business Combination, the Company merged with and into Eos, and Eos became a wholly-owned subsidiary of the Company. Upon the Closing, the Company changed its name to “Eos Energy Enterprises, Inc.”

Financing for the business combination and for related transaction expenses will consisted of:

●	$176.8 million of proceeds from the Company’s IPO on deposit in the trust account (plus any interest income accrued thereon since the IPO), net of $65.1 million in redemptions of shares of Class A common stock in connection with the business combination; and

●	$40 million of proceeds from the Equity Commitment Letter and Subscription Agreements with PIPE investors.

The unaudited pro forma condensed combined financial information has been prepared after giving effect to the Business Combination, and the redemption rights exercised by the Company’s public stockholders, where 6,442,195 public shares were redeemed.

EOS ENERGY ENTERPRISES, INC. UNAUDITED PRO FORMA CONDENSED
COMBINED BALANCE SHEET

September 30, 2020

	B. Riley Principal Merger Corp. II (Historical)	EOS Energy Storage LLC (Historical)	Pro Forma Adjustments		Pro Forma Combined

ASSETS
Current assets:
Cash and cash equivalents	$315	$6,534	$40,000	(1)	$138,732
			2,500	(2)
			111,712	(3)
			(22,329	)(4)
Grants receivable		286			286
Accounts receivable		35			35
Inventory		78			78
Vendor deposits		646			646
Vendor deposits – related party		3,143			3,143
Deferred transaction costs		2,386	(2,386	)(4)	—
Prepaid expenses and other current assets	236	211			447
Total current assets	551	13,319	129,497		143,367
Property and equipment, net		5,817			5,817
Intangible assets, net		330			330
Investment held in Trust Account	176,778		(176,778	)(3)	—
Investment in joint venture		2,017			2,017
Security deposit		810			810
Total Assets	$177,329	$22,293	$(47,281)		$152,341

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable and accrued expenses	$1,809	$15,453	(6,057	)(4)	$11,205
Provision for firm purchase commitments		5,807			5,807
Convertible notes payable – related party		108,353	(108,353	)(5)	—
Payable to related party	44				44
Long term debt, current portion		912			912
Capital lease, current portion		11			11
Embedded derivative liability		371	(371	)(5)	—
Contract liabilities, current portion		310			310
Total current liabilities	1,853	131,217	(114,781)		18,289
Long-term liabilities:
Deferred rent		750			750
Long-term debt		491			491
Capital lease		11			11
Total Liabilities	1,853	132,469	(114,781)		19,541

EOS ENERGY ENTERPRISES, INC. UNAUDITED PRO FORMA CONDENSED
COMBINED BALANCE SHEET – (Continued)

September 30, 2020

	B. Riley Principal Merger Corp. II (Historical)	EOS Energy Storage LLC (Historical)	Pro Forma Adjustments		Pro Forma Combined

Common stock subject to redemption	170,476		(65,066	)(3)	—
			(105,410	)(6)
Contingently redeemable preferred stock		118,624	(118,624	)(5)	—
Stockholders’ Equity:
Members’ capital		20,616	(20,616	)(5)	—
Common stock			3	(5)	5
			1	(1)
			1	(6)
Additional paid-in capital	7,048		39,999	(1)	395,661
			2,500	(2)
			247,960	(5)
			105,409	(6)
			(8,796	)(4)
			1,540	(8)
Contingently Issuable Shares			16,150	(7)	16,150
Retained earnings (deficit)	(2,048)	(249,416)	(9,862	)(4)	(279,016)
			(16,150	)(7)
			(1,540	)(8)
Total Stockholders’ equity	5,000	(228,800)	356,600		132,800

Total liabilities and stockholders’ equity	$177,329	$22,293	$(47,281)		$152,341

EOS ENERGY ENTERPRISES, INC. UNAUDITED PRO FORMA CONDENSED
COMBINED STATEMENT OF OPERATIONS FOR THE
NINE MONTHS ENDED SEPTEMBER 30, 2020

	B. Riley Principal Merger Corp. II (Historical)	EOS Energy Storage LLC (Historical)	Pro Forma Adjustments		Pro Forma Combined
Revenues:
Total net revenues	$—	$35	$—		$35
Operating expenses:
Cost of goods sold		6,161			6,161
Research and development expenses		8,360			8,360
General and administrative costs	2,075	8,241			10,316
Grant expense, net		728			728
Total operating expenses	2,075	23,490	—		25,565
Operating income (loss)	(2,075)	(23,455)	—		(25,530)
Other Income (Expense):
Loss from equity in unconsolidated joint venture		(133)			(133
Interest income	28	—			28
Interest expense		(115)			(115)
Interest expense – related party		(23,366)	23,366	(1)	—
Change in fair value, embedded derivative		1,721	(1,721	)(1)	—
Income (loss) before income tax expense	(2,047)	(45,348)	21,645		(25,750)
Income tax expense
Net income (loss)	$(2,047)	$(45,348)	$21,645		$(25,750)

Earnings per Share
Weighted average shares outstanding, basic and diluted	7,654,134				49,813,547	(2)
Basic and diluted net income per share	$(0.27)				$(0.52	)(2)

EOS ENERGY ENTERPRISES, INC. UNAUDITED PRO FORMA CONDENSED
COMBINED STATEMENT OF OPERATIONS FOR THE
YEAR ENDED DECEMBER 31, 2019

	B. Riley Principal Merger Corp. II (Historical)	EOS Energy Storage LLC (Historical)	Pro Forma Adjustments		Pro Forma Combined
Revenues:
Total net revenues	$—	$496	$—		$496
Operating expenses:
Cost of goods sold		8,332			8,332
Research and development expenses		11,755			11,755
General and administrative costs	—	7,710			7,710
Grant expense, net		(469)			(469)
Total operating expenses	—	27,328	—		27,328
Operating income (loss)	—	(26,832)	—		(26,832)
Other Income (Expense):
Sale of state net operating loss		4,060			4,060
Loss from equity in unconsolidated joint venture		(178)			(178)
Interest income		2			2
Interest expense – related party		(49,708)	49,708	(1)	—
Loss on extinguishment of convertible notes		(6,111)	6,111	(1)	—
Change in fair value, embedded derivative		(716)	716	(1)	—
Income (loss) before income tax expense	—	(79,483)	56,535		(22,948)
Income tax expense
Net income (loss)	$—	$(79,483)	$56,535		$(22,948)

Earnings per Share
Weighted average shares outstanding, basic and diluted	5,000,000				49,813,547	(2)
Basic and diluted net income per share	$(0.00)				$(0.46	)(2)

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Note 1 — Description of the Business Combination

Basis of presentation

The historical financial information has been adjusted in the unaudited pro forma condensed combined financial information to give effect to events that are (1) directly attributable to the Business Combination, (2) factually supportable, and (3) with respect to the statement of operations, expected to have a continuing impact on the combined results. The pro forma adjustments are prepared to illustrate the estimated effect of the Business Combination and certain other adjustments.

The Company’s historical results reflect the audited consolidated statement of operations for the year ended December 31, 2019, unaudited condensed balance sheet as of September 30, 2020 and unaudited condensed statement of operations for the nine-months ended September 30, 2020 under GAAP. Eos’s historical results reflect their audited consolidated statement of operations for the year ended December 31, 2019, unaudited condensed balance sheet as of September 30, 2020 and unaudited condensed statement of operations for the nine-months ended September 30, 2020 under GAAP.

Description of the Business Combination

As previously mentioned, Eos Energy Enterprises, Inc. (formerly known as B. Riley Principal Merger Corp. II), a Delaware corporation (the “Company”), consummated its previously announced acquisition of Eos Energy Storage, LLC., a Delaware corporation (“Eos”), on November 16, 2020 (the “Closing Date”), pursuant to the Agreement and Plan of Merger, dated as of September 7, 2020 (the “Merger Agreement”). The transactions contemplated by the Merger Agreement are referred to herein as the “Business Combination.”

Under applicable accounting standards, Eos will be the accounting acquirer in the Business Combination, which will be treated as a reverse recapitalization. Accordingly, the accounting for the transaction is similar to that of a capital infusion to Eos. Net assets of the Company will be stated at historical cost, with no goodwill or intangible assets recorded.

The following table sets forth the net assets of the Company as of September 30, 2020 (in thousands):

Cash	$315
Prepaid expenses and other current assets	236
Cash held in Trust Account	176,778
Accounts payable and accrued expenses	(1,809)
Payable to related party	(44)
Net assets acquired	$175,476

For purposes of the unaudited pro forma condensed combined financial information, the table below represents the sources and uses of funds as it relates to the Business Combination:

Sources and Uses (in thousands)
Sources		Uses
BMRG Cash Held in Trust(1)	$176,761	Stock Consideration	300,000
Issuance of Shares	300,000	Fees and Expenses(3)	22,329
PIPE(2)	40,000	Cash to facilitate growth(4)	129,366
		Cash to redeeming shareholders(5)	65,066
Total Sources	$516,761	Total Uses	$516,761

(1)	Represents the amount of the restricted investments and cash held in the Trust account upon consummation of the Business Combination at Closing.
(2)	Represents the issuance, in a private placement to be consummated concurrently with the Closing, to third-party investors of 4,000,000 shares of Class A common stock.
(3)	Represents the estimated total fees and expenses incurred as part of the acquisition paid at the Closing.
(4)	Represents estimated remaining cash that will be used to fund operations/growth and working capital needs of the Company after the Closing.
(5)	Represents the redemption of 36.8% of the Company’s public shares through the exercise of the shareholders’ redemption rights.

Basis of the Pro Forma Presentation

As a result of the consummation of the Business Combination, the Company will adopt Eos’s accounting policies. Eos may identify differences between the accounting policies of the companies, that when conformed, could have a material impact on the consolidated financial statements of the combined entity.

Note 2 — Pro Forma Adjustments

(a)  Adjustments to the Unaudited Pro Forma Condensed Combined Balance Sheet as of September 30, 2020 (in thousands)

The pro forma adjustments included in the unaudited pro forma condensed combined balance sheet as of September 30, 2020 are as follows:

Represents pro forma adjustments to the cash balance to reflect the following:

	(in thousands)
PIPE Investment	$40,000	(1)
Holtec Investment	2,500	(2)
Investment held in Trust Account	176,778	(3)
Payment of transaction costs	(22,329	)(4)
Redemption of Class A Common Stock	(65,066	)(3)
	$131,883

(1)	Private Investment in Public Entity (PIPE) — Represents the issuance, in a private placement of equity, of 4,000,000 shares of Class A common stock at a price of $10.00 per share, upon the Closing.

(2)	Holtec Investment — Represents the issuance of preferred stock of the Company to Holtec International for its investment of $10 million in Eos, $7.5 million of which Holtec had funded as of September 30, 2020. The balance of $2.5 million was funded on October 15, 2020. Holtec International invested in Eos prior to the Closing and therefore became part of the existing Eos shareholder base to which common stock of the Company was issued.

(3)	Reflects the reclassification of $176.8 million of cash and cash equivalents held in the Trust Account, net of the $65.1 million of redemptions, available upon consummation of the Business Combination to fund the Closing. The redemptions represent 6,442,195 Class A common stock at a price of $10.10 per share with the remainder allocated to common stock at a par value of $0.0001 per share and any excess to additional paid-in capital. Class A common stock of EOSE that was not redeemed was rolled over into Class A shares of our common stock.

(4)	Reflects the payment of the acquisition-related transaction costs incurred of approximately $22.3 million for advisory, banking, printing, legal, and accounting fees that are either expensed or capitalized as part of the merger (see Sources and Uses table above). The unaudited pro forma condensed combined balance sheet reflects these costs as a reduction of cash with a decrease in retained earnings and additional paid-in capital (this is a preliminary allocation). These costs are not included in the unaudited pro forma condensed combined statement of operations as they are directly related to the Business Combination and are nonrecurring.

(5)	Reflects the issuance of 30,000,000 shares as merger consideration in connection with the business combination and conversion of the convertible notes payable — related party and the associated embedded derivative of Eos to units of Eos, which were then exchanged for the common stock of the Company as well as the exchange of Eos’s historical common and preferred units to common stock of the Company.

(6)	Reflects the adjustment of BMRG’s historical common stock subject to redemption to equity of the Company.

(7)	Following the Closing, and as additional consideration for the merger, EOSE will issue within five years from the Closing Date to each unitholder of Eos its pro-rata proportion of a one-time issuance of an aggregate of 2,000,000 EOSE Shares (the “Earn-out Shares”), upon the occurrence of any of the triggering events mentioned below.

The Earn-out Shares will be issued, following the Closing, and within five Business Days after i) the closing share price of the Company’s shares on the principal securities exchange or securities market on which the shares are then traded equaling or exceeding $16.00 per share for any 20 trading days within any consecutive 30-trading day period during the period from the closing date to the fifth anniversary of the closing date (“Earn-out Period”) or ii) a change of control during the Earn-out Period.

A triggering event shall only occur once if at all, and, in no event shall the unitholders be entitled to receive more than an aggregate of 2,000,000 Earn-out Shares, and if a triggering event does not occur during the Earn-out Period, no Earn-out Shares shall be issued and the Company will not have any liability under this clause. Because this is a reverse acquisition, contingent shares issued to the stockholders of the accounting acquirer should be included in earnings per share from the date of issuance.

The Company has estimated the fair value of the contingently issuable shares to be $16.2 million. This is a preliminary valuation which will be finalized in the accounting for the reverse recapitalization based upon the fair value as of the close of the merger. This is initially recorded as a distribution to shareholders and is presented as contingently issuable shares. Upon the occurrence of a triggering event, any issuable shares would be transferred from contingently issuable shares to common stock and additional paid in capital. Any contingently issuable shares not issued as a result of a triggering event not being attained by the end of Earn-out Period will be cancelled.

(8)	Share-based compensation. Represents the vesting of the certain performance-based awards associated with the historical share-based compensation plan of Eos. These awards fully vest upon a qualifying event (i.e. a qualified financing event), which will be recognized upon closing of the Business Combination. This vesting adjustment is considered to be a one-time charge and is not expected to have a continuing impact on the combined results; thus it is not reflected in the pro forma statements of operations.

(b) Adjustments to the Unaudited Pro Forma Condensed Combined Statements of Operations for the nine months ended September 30, 2020

The pro forma adjustments included in the unaudited pro forma condensed combined statement of operations for the nine-months ended September 30, 2020 are as follows:

(1) Reflects the adjustment to interest expense and change in fair value associated with the conversion of Eos’s convertible notes payable — related party to the common stock of the Company.

(2) Reflects pro forma net loss per share based on 49,813,547 total basic shares outstanding upon consummation of the business combination of $(0.52).

(c) Adjustments to the Unaudited Pro Forma Condensed Combined Statements of Operations for the year ended December 31, 2019

The pro forma adjustments included in the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2019 are as follows:

(1) Reflects the adjustment to interest expense, change in fair value, and loss on extinguishment associated with the conversion of Eos’s convertible notes payable — related party to the common stock of the Company.

(2)  Reflects pro forma net loss per share based on 49,813,547 total basic shares outstanding upon consummation of the business combination of $(0.46).